Exhibit 31.4

CERTIFICATIONS

I, Gregory A. Fink, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of comScore, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Gregory A. Fink
Gregory A. Fink
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: April 29, 2020